UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2025
 Cedar Realty Trust, Inc.
(Exact name of Registrant as specified in Its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (757) 627-9088
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.25% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2025, Cedar Realty Trust Partnership, L.P. (the “Borrower”), a wholly-owned subsidiary of Cedar Realty Trust, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”) and the several other lenders (collectively, the “Lenders’), Keybanc Capital Markets, as lead arranger and bookrunner and KeyBank National Association, as administrative agent for the Lenders. Each capitalized term used herein and not otherwise defined herein shall have the same meaning as specified in the Credit Agreement.

Under the Credit Agreement, the Lenders agreed to provide a staged advance credit facility to the Borrower in the amount of $20,000,000 pursuant to which Borrower may request a loan advance no more frequently than once per calendar month (each such advance, a “Loan,” and collectively, the “Loans”). The Loans will mature on August 15, 2027 or such earlier date as accelerated pursuant to the terms of the Credit Agreement upon an Event of Default. Each Loan will bear interest, at the Borrower’s election, at the Base Rate plus the Applicable Margin, the Daily Simple secured overnight financing rate (“SOFR”) plus the Applicable Margin or the Term SOFR plus the Applicable Margin. Any Loan may be prepaid in full or in part subject to prior notice to the administrative agent and the payment of any applicable breakage fee with respect to SOFR Loans.

The Company, Wheeler Real Estate Investment Trust, Inc. and certain wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”) are guarantors of the Loans. The obligations of the Borrower under the Credit Agreement are secured by the equity interests in the Subsidiary Guarantors and the right to receive dividends and distributions from the Borrower’s subsidiaries, and proceeds from capital events, including from the subsidiaries that are the owners of mortgage encumbered held for sale properties.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 15, 2025, among Cedar Realty Trust Partnership, L.P., the Lenders party hereto, Keybanc Capital Markets and Keybank National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

Date:	August 19, 2025	By:	/s/ M. Andrew Franklin
M. Andrew Franklin
Chief Executive Officer and President